SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BANKATLANTIC BANCORP, INC.	BBC CAPITAL TRUST II

(Exact name of co-registrant as specified in its charter)	(Exact name of co-registrant as specified in its charter)

Florida	Delaware

(State of incorporation or organization)	(State of incorporation or organization)

65-0507804	37-6382046

(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1750 E. Sunrise Boulevard
Fort Lauderdale, Florida

(Address of Co-registrants’ principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

None	None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-71594, 333-71594-01

Securities to be registered pursuant to Section 12(g) of the Act:

% Trust Preferred Securities (and the Guarantee of BankAtlantic Bancorp, Inc. with respect thereto)
____% Junior Subordinated Debentures of BankAtlantic Bancorp, Inc.
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     For a full description of the securities being registered hereby, reference is made to the information contained under the captions “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Debentures,” and “Description of the Guarantee” in the final prospectus to be filed by the BBC Capital Trust II and BankAtlantic Bancorp, Inc. pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which prospectus shall be deemed to be incorporated by reference into this registration statement on Form 8-A. The prospectus forms a part of the joint Registration Statement on Form S-3 (Registration Nos. 333-71594 and 333-71594-01) filed by BankAtlantic Bancorp, Inc. and BBC Capital Trust II with the Securities and Exchange Commission on October 15, 2001, under the Securities Act (the “Registration Statement”).

Item 2. Exhibits.

2.1	Certificate of Trust of BBC Capital Trust II (incorporated herein by reference to Exhibit 4.7 to the Registration Statement)
2.2	Trust Agreement of BBC Capital Trust II (incorporated herein by reference to Exhibit 4.8 to the Registration Statement)
2.3	Form of Amended and Restated Trust Agreement of BBC Capital Trust II (incorporated herein by reference to Exhibit 4.9 to the Registration Statement)
2.4	Form of Trust Preferred Security of BBC Capital Trust II (incorporated herein by reference to Exhibit 4.10 to the Registration Statement)
2.5	Form of Trust Preferred Securities Guarantee Agreement relating to BBC Capital Trust II (incorporated herein by reference to Exhibit 4.11 to the Registration Statement)
2.6	Form of Junior Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.4 to the Registration Statement)
2.7	Form of Junior Subordinated Debt Security (incorporated herein by reference to Exhibit 4.6 to the Registration Statement which is included in Exhibit 4.4 to the Registration Statement)

2

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the co-registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANKATLANTIC BANCORP, INC.

By: /s/ James A. White
James A. White
Executive Vice President and
Chief Financial Officer

Date:       February 25, 2002

BBC CAPITAL TRUST II

By: /s/ James A. White
James A. White
Administrative Trustee
Date:       February 25, 2002